Exhibit 25.2.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

UMB BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

44-0201230
(I.R.S. Employer Identification No.)

1010 Grand Blvd., Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

KANSAS CITY POWER & LIGHT COMPANY

(Exact name of obligor as specified in its charter)

MISSOURI	44-0308720
(State or other jurisdiction	(I.R.S. employer
of incorporation or organization)	identification No.)

1201 Walnut Street Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

General Mortgage Bonds

(Title of the indenture securities)

Exhibit 25.2.1

Corporate Bonds

Item 1.	General Information

(a)	Name and address of each examining or supervising authority to which the Trustee is subject is as follows:

  The Comptroller of the Currency

  Mid-Western District

  2345 Grand Avenue, Suite 700

  Kansas City, Missouri 64108

  Federal Reserve Bank of Kansas City

  Federal Reserve P.O. Station

  Kansas City, Missouri 64198

  Supervising Examiner

  Federal Deposit Insurance Corporation

  720 Olive Street, Suite 2909

  St. Louis, Missouri 63101

(b)	The Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with obligor. The Obligor is not affiliated with the Trustee.

Item 3. Voting securities of the Trustee.

  NOT APPLICABLE.

Item 4. Trusteeships under other indentures.

  NOT APPLICABLE

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

  NOT APPLICABLE

Item 6. Voting securities of the trustee owned by the obligor or its officials.

  NOT APPLICABLE

Item 7. Voting securities of the trustee owned by underwriters or their officials.

  NOT APPLICABLE

Item 8. Securities of the obligor owned or held by the trustee.

  NOT APPLICABLE

Exhibit 25.2.1

Item 9. Securities of the underwriters owned or held by the trustee.

  NOT APPLICABLE

Item 10.	Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

  NOT APPLICABLE

Item 11.	Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

  NOT APPLICABLE

Item 12.	Indebtedness of the Obligor to the Trustee.

  NOT APPLICABLE

Item 13.	Defaults of the Obligor.

  NOT APPLICABLE

Item 14.	Affiliations with the Underwriters.

  NOT APPLICABLE

Item 15.	Foreign Trustee.

  NOT APPLICABLE

Item 16.	List of Exhibits

  Listed below are all exhibits as a part of this Statement of eligibility and qualification.

1.	Articles of Association of the Trustee, as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

Exhibit 25.2.1

3.	Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	N/A

6.	Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of
12/31/11.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, and State of Missouri, on the 8th day of March, 2012.

UMB BANK, NATIONAL ASSOCIATION

BY:	/s/ Anthony P. Hawkins
Anthony P. Hawkins, Vice President

Date: March 8, 2012

Exhibit 25.2.1

T-1 EXHIBIT 7

Schedule RC 14

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2011

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands				Bil Mil Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)			RCON0081	433,134	1.a.
b. Interest-bearing balances (2)			RCON0071	1,150,796	1.b.
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			RCON1754	68,384	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)			RCON1773	4,930,202	2.b.
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold			RCONB987	219,089	3.a.
b. Securities purchased under agreements to resell (3)			RCONB989	52,989	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			RCON5369	10,215	4.a.
b. Loans and leases, net of unearned income	RCONB528	3,989,260			4.b.
c. LESS: Allowance for loan and lease losses	RCON3123	61,344			4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			RCONB529	3,927,916	4.d.
5. Trading assets (from Schedule RC-D)			RCON3545	38,865	5.
6. Premises and fixed assets (including capitalized leases)			RCON2145	167,602	6.
7. Other real estate owned (from Schedule RC-M)			RCON2150	5,767	7.
8. Investments in unconsolidated subsidiaries and associated companies			RCON2130	0	8.
9. Direct and indirect investments in real estate ventures			RCON3656	0	9.
10. Intangible assets:
a. Goodwill			RCON3163	39,816	10.a.
b. Other intangible assets (from Schedule RC-M)			RCON0426	13,902	10.b.
11. Other assets (from Schedule RC-F)			RCON2160	147,253	11.
12. Total assets (sum of items 1 through 11)			RCON2170	11,205,930	12.

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements, regardless of maturity.

Schedule RC 15

Schedule RC—Continued

Dollar Amounts in Thousands				Bil	Mil	Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			RCON2200	8,538,823			13.a.
(1) Noninterest-bearing (1)	RCON6631	3,375,424					13.a.(1)
(2) Interest-bearing	RCON6636	5,163,399					13.a.(2)
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased (2)			RCONB993	217,839			14.a.
b. Securities sold under agreements to repurchase (3)			RCONB995	1,558,060			14.b.
15. Trading liabilities (from Schedule RC-D)			RCON3548	0			15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			RCON3190	6,529			16.
17. Not applicable
18. Not applicable
19. Subordinated notes and debentures (4)			RCON3200	0			19.
20. Other liabilities (from Schedule RC-G)			RCON2930	121,856			20.
21. Total liabilities (sum of items 13 through 20)			RCON2948	10,443,107			21.
22. Not applicable							22.

EQUITY CAPITAL
Bank Equity Capital
23. Perpetual preferred stock and related surplus			RCON3838	0			23.
24. Common stock			RCON3230	20,254			24.
25. Surplus (exclude all surplus related to preferred stock)			RCON3839	183,124			25.
26.							26.
a. Retained earnings			RCON3632	491,375			26.a.
b. Accumulated other comprehensive income (5)			RCONB530	68,070			26.b.
c. Other equity capital components (6)			RCONA130	0			26.c.
27.							27.
a. Total bank equity capital (sum of items 23 through 26.c)			RCON3210	762,823			27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries			RCON3000	0			27.b.
28. Total equity capital (sum of items 27.a and 27.b)			RCONG105	762,823			28.
29. Total liabilities and equity capital (sum of items 21 and 28)			RCON3300	11,205,930			29.

(1)	Includes noninterest-bearing demand, time, and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(3)	Includes all securities repurchase agreements, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Schedule RC 16

Schedule RC—Continued

Memoranda

To be reported with the March Report of Condition.

Number

1.      Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2010

RCON6724	N/A	M.1.

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)	5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
		6 =	Review of the bank’s financial statements by external auditors
		7 =	Compilation of the bank’s financial statements by external auditors

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm	8 =	Other audit procedures (excluding tax preparation work)
		9 =	No external audit work

MM/DD
To be reported with the March Report of Condition.
2. Bank’s fiscal year-end date	RCON8678	N/A	M.2.